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                                                                    EXHIBIT 23.1


                                KYLE TINGLE, CPA
                                 P.O. Box 50141
                             Henderson, Nevada 89016
                                 (702) 434-8452
                               (702) 436-4218 fax

To Whom It May Concern:                                           March 28, 2001

The firm of Kyle Tingle, Certified Public Accountant consents to the inclusion of his report of March 8, 2001, on the Financial Statements of Huile' Oil & Gas, Inc., as at December 31, 2000, in any filings that are necessary now or in the future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Kyle Tingle

Kyle Tingle
Certified Public Accountant